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                                                                     EXHIBIT 4.1

                  WARRANT AGREEMENT dated as of April 19, 2000 between NTN Communications, Inc., a Delaware corporation (the "Company"), and Starr Securities, Inc. ("Starr") and GunnAllen Financial, Inc. ("GunnAllen" and, together with Starr, sometimes referred to as the Underwriters").

                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue to GunnAllen warrants ("Warrants") to purchase up to an aggregate of 42,000 shares (the "Shares") of common stock of the Company, par value $.005 per share (the "Common Stock"); and

                  WHEREAS, the Underwriters have agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated April 14, 2000 between the Underwriters and the Company, to act as the underwriters in connection with the Company's proposed public offering (the "Public Offering") of 2,000,000 shares of Common Stock at an initial public offering price of $3.00 per share of Common Stock; and

                  WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriters or officers, directors or partners of the Underwriters and members of the selling group (the "Selling Group") and/or their officers, directors or partners, in consideration for, and as part of the Underwriters' compensation in connection with, the Underwriters acting as the underwriters pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises, the payment by the Underwriters to the Company of an aggregate of Forty-Two Dollars and No Cents ($42.00) ($42.00 from GunnAllen), the agreements herein set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I. GRANT. THE UNDERWRITERS, AND/OR THEIR DESIGNEES WHO ARE OFFICERS, DIRECTORS OR PARTNERS OF THE UNDERWRITERS OR MEMBERS OF THE SELLING GROUP IN CONNECTION WITH THE PUBLIC OFFERING, ARE HEREBY GRANTED THE RIGHT TO PURCHASE, AT ANY TIME FROM APRIL 14, 2000 UNTIL 5:00 P.M., NEW YORK CITY TIME, ON APRIL 14, 2005 (THE "WARRANT EXERCISE TERM"), UP TO AN AGGREGATE OF 42,000 SHARES AT AN INITIAL EXERCISE PRICE (SUBJECT TO ADJUSTMENT AS PROVIDED IN ARTICLE 8 HEREOF) OF $3.75 PER SHARE.

II. WARRANT CERTIFICATES. THE WARRANT CERTIFICATES (THE WARRANT CERTIFICATES") DELIVERED AND TO BE DELIVERED PURSUANT TO THIS AGREEMENT SHALL BE IN THE FORM SET FORTH AS EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF, WITH SUCH APPROPRIATE INSERTIONS, OMISSIONS, SUBSTITUTIONS AND OTHER VARIATIONS AS REQUIRED OR PERMITTED BY THIS AGREEMENT.

III.     EXERCISE OF WARRANTS.


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         A.       Cash Exercise. The Warrants initially are exercisable at a price of $3.75 per Share, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased at the Company's principal offices, currently located at The Campus, 5966 La Place Court, Suite 100, Carlsbad, California 92008, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

         B. Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Shares determined in accordance with this Section 3.2, by surrendering this Warrant at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating (i) such Holder's intent to effect such exchange, (ii) the number of Shares to be exchanged and (iii) the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Shares (rounded to the next highest integer) equal to (i) the number of Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price (as hereinafter defined) by (B) the current market value of a share of Common Stock. For purposes of this Section 3.2, the term "current market value" shall mean the (i) last reported sale price on the last trading day or, in case no such reported sale takes place on such day, the average last reported sale price for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or by the Nasdaq National Market or SmallCap Market (referred to hereinafter as "NASDAQ") if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed or quoted upon NASDAQ, or (ii) if the Common Stock is not traded on a national securities exchange or NASDAQ, the closing bid price on the last trading day, or, in case no such reported bid takes place on such day, the average closing bid price for the last three (3) trading days, as furnished by NASDAQ or similar organization if NASDAQ is no longer reporting such information, or (iii) if the Common Stock is not listed upon a principal exchange or quoted on


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                  NASDAQ, but quotes for the Common Stock are available in the
                  OTC Bulletin Board or "pink sheets" the closing bid price on the last trading day, or, in case no such bid takes place on such day, the average closing bid price for the last three (3) trading days as furnished on the OTC Bulletin Board or (iv) in the event the Common Stock is not traded upon a principal exchange and not listed on NASDAQ and quotes are not available on the OTC Bulletin Board, the price as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

IV.      ISSUANCE OF CERTIFICATES.

         A. Issuance. Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         B. Form of Certificates. The Warrant Certificates and certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or president or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer. The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available. "

V. RESTRICTION ON TRANSFER OF WARRANTS. THE HOLDER OF A WARRANT CERTIFICATE, BY ITS ACCEPTANCE THEREOF, COVENANTS AND AGREES THAT THE WARRANTS ARE BEING ACQUIRED AS AN INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND THAT THE WARRANTS MAY NOT BE


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         SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF, IN
         WHOLE OR IN PART, FOR A PERIOD OF ONE (1) YEAR FROM THE DATE HEREOF, EXCEPT TO OFFICERS, DIRECTORS OR PARTNERS OF THE UNDERWRITERS OR TO ANY MEMBER OF THE SELLING GROUP PARTICIPATING IN THE DISTRIBUTION TO THE PUBLIC OF THE COMMON STOCK AND/OR THEIR RESPECTIVE OFFICERS OR PARTNERS.

                  In connection with the transfer or exercise of Warrants, the purchaser and Holder agree to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act and applicable state securities laws.

VI.      PRICE.

         A. Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $3.75 per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 8 hereof.

         B. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

VII.     REGISTRATION RIGHTS.

         A. Registration Under the Securities Act of 1933. The Warrants and the Shares have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

         B. Registrable Securities. As used herein the term "Registrable Security" means each of the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of all or any portion of such security or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security. " In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

         C. Piggyback Registration. If, at any time during the seven years following the date of this Agreement, the Company proposes to prepare and file any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (other than pursuant to a Form S-4 or pursuant to a Form S-8 or comparable forms) (for purposes of this Article 7, collectively, a "Registration Statement"), it will, with respect to each


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                  such registration statement and amendment, give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (other than underwriting discounts and commissions applicable to the sale of such Registrable Securities and the fees and disbursements, if any, of counsel or any advisor to the Requesting Holders), provided that, if such Registration Statement relates to an underwritten public offering and the managing underwriter advises the Company and the Requesting Holders that the number of Registrable Securities which can be included in such offering must be limited, priority will be given to any securities proposed to be offered and sold by the Company, and, thereafter, the Requesting Holders will agree to reduce the number of Registrable Securities included in such Registration Statement on a pro rata basis with any other selling security holder on whose behalf other securities of the Company may be included therein for registration. Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3
                  (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

         D.       Demand Registration

                  1. At any time during the Warrant Exercise Term, any "Demand Holder" (as such term is defined in Section 7.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under
                           Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion for all Demand Holders, at the sole expense of the Company (other than underwriting discounts and commissions applicable to the sale of the Registrable Securities which are the subject of the Demand Registration Request, and the fees and disbursements, if any, of counsel or any advisor to the Demand Holder), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Demand Holder), in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof, for nine (9) consecutive months; provided, however, that the Company shall not be required to effect such registration if, in the opinion of counsel for the Company, all of such Registrable Securities can be sold publicly, pursuant to Rule 144 or otherwise, without registration under the


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                           Act; provided further, that neither Underwriter
                           (and/or any person who may acquire Warrants and/or Registrable Securities from such Underwriter or transferees of such Underwriter) shall be entitled to exercise any registration right pursuant to this
                           Section 7.4(a) without the prior written consent of the other Underwriter. Any such demand request by the Holders shall coincide with the availability of the Company's audited financial statements, unless the holders demanding registration agree to pay the costs to the Company of any special audit which may be required under the rules and regulations of the Securities and Exchange Commission. Notwithstanding anything to the contrary herein contained, the Company may postpone, for not more than 90 days, the filing of a Registration Statement under this Section 7.4(a) (or suspend the use of any Registration Statement filed under this Section 7.4 for a period of not more than 30 days) for valid business reasons, including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events.

                  2. The Company covenants and agrees to give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to
                           Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                  3. In addition to the registration rights provided for under Section 7.3 hereof and subsection (a) of this
                           Section 7.4, at any time during the Warrant Exercise Term, any Demand Holder (as defined below in Section 7.4(d)) of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion in respect of all holders of Registrable Securities, a Registration Statement so as to permit a public offering and sale of such Registrable Securities for nine (9) consecutive months; provided, however, that all costs incident thereto shall be at the expense of the holders of the Registrable Securities included in such Registration Statement; and, provided further, that the Company shall not be required to effect such registration if, in the opinion of counsel for the Company, all of such Registrable Securities can be sold publicly, pursuant to Rule 144 or otherwise, without registration under the Act; and, provided, further, that neither Underwriter (and/or any person who may acquire Warrants and/or Registrable Securities from such Underwriter or transferees of such Underwriter) shall be entitled to exercise any registration right pursuant to this Section 7.4(c) without the prior written consent of the other Underwriter. If a Demand Holder shall give notice to the Company at any time of its or their desire to exercise the registration right granted pursuant to this Section 7.4(c), then within ten (10) days after the Company's receipt of such notice, the


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                           Company shall give notice to the other holders of
                           Registrable Securities advising them that the Company is proceeding with such registration and offering to include therein the Registrable Securities of such holders, provided they furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing. Notwithstanding contained herein shall require the Company to undergo an audit of its financial statements other than in the ordinary course of business.

                  4. The term "Demand Holder" as used in this Section 7.4 shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute 50% or more of the aggregate number of Shares (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) included in all of the Registrable Securities, but in any event not less than 30,000 Shares.

         E. Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                  1. In connection with any registration under Section 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in no event later than forty-five (45) days following receipt of any demand therefor (unless delayed by the failure of a holder of Registrable Securities to promptly furnish such information necessary to complete such registration statement), shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                  2. The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof (excluding any underwriting discounts and commissions which may be incurred in connection with the sale of any Registrable Securities and fees of counsel or any advisor to the Holders of Registrable Securities) including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                  3. The Company will take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.


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                  4.       The Company shall indemnify any holder of the
                           Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or
                           Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 6 of the Underwriting Agreement.

                  5. Any holder of Registrable Securities to be sold pursuant to a Registration Statement, and its successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holder, or its successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company and to provide for just and equitable contribution as set forth in
                           Section 6 of the Underwriting Agreement.

                  6. Nothing contained in this Agreement shall be construed as requiring any Holder to exercise his Warrants prior to the initial filing of any Registration Statement or the effectiveness thereof.

                  7. The Company shall deliver promptly to each holder of Registrable Securities participating in the offering copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and permit each holder of Registrable Securities and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"); provided that each such holder of Registrable Securities agrees not to disclose such information without the prior consent of the Company. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and


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


                           independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                  8. If required by the underwriter in connection with an underwritten offering which includes Registrable Securities pursuant to Article 7, the Company shall enter into an underwriting agreement with one or more underwriters selected for such underwriting, such agreement shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the underwriters. If required by the underwriter, the holders of Registrable Securities shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations and warranties of the Company to or for the benefit of such underwriters shall, to the extent that they may be applicable, also be made to and for the benefit of such holders of Registrable Securities. Such holders of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such holders of Registrable Securities and their intended methods of distribution.

VIII.    ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES.

         A. Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                  1. an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                  2. the total number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any computation to be made in accordance with the provisions of this Section 8. 1, the following provisions shall be applicable: Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

         B. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         C. Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares


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                  issuable upon the exercise of each Warrant shall be adjusted to the nearest full Share, by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         D. Reclassification Consolidation Merger etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the shares of Common Stock underlying the Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants.

         E. Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities (excluding shares issuable upon the exercise of options and warrants outstanding on the date hereof).

         F. Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled to receive, upon the exercise of such Warrants, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8.6.

IX.      EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES.

         A. Exchange. Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         B. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

X. ELIMINATION OF FRACTIONAL INTERESTS. THE COMPANY SHALL NOT BE REQUIRED TO ISSUE CERTIFICATES REPRESENTING FRACTIONS OF SHARES OF COMMON STOCK AND SHALL NOT BE REQUIRED TO ISSUE SCRIP OR PAY CASH IN LIEU OF FRACTIONAL INTERESTS, IT BEING THE INTENT OF THE PARTIES THAT ALL FRACTIONAL INTERESTS SHALL BE ELIMINATED BY ROUNDING ANY FRACTION UP TO THE NEAREST WHOLE NUMBER OF SHARES OF COMMON STOCK.

XI. RESERVATION AND LISTING OF SECURITIES. THE COMPANY SHALL AT ALL TIMES RESERVE AND KEEP AVAILABLE OUT OF ITS AUTHORIZED SHARES OF COMMON STOCK, SOLELY FOR THE PURPOSE OF ISSUANCE UPON THE EXERCISE OF THE WARRANTS, SUCH NUMBER OF SHARES OF COMMON STOCK AS SHALL BE ISSUABLE UPON THE EXERCISE THEREOF. THE COMPANY COVENANTS AND AGREES THAT, UPON EXERCISE OF THE WARRANTS AND PAYMENT OF THE EXERCISE PRICE THEREOF, ALL SHARES OF COMMON STOCK ISSUABLE UPON SUCH EXERCISE SHALL BE DULY AND VALIDLY ISSUED, FULLY PAID, NON-ASSESSABLE AND NOT SUBJECT TO THE PREEMPTIVE RIGHTS OF ANY SHAREHOLDER. AS LONG AS THE WARRANTS SHALL BE OUTSTANDING, THE COMPANY SHALL USE ITS BEST EFFORTS TO CAUSE ALL SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS TO BE LISTED ON OR QUOTED BY THE EXCHANGE UPON WHICH THE COMPANY'S COMMON STOCK IS THEN LISTED OR QUOTED.

XII. NOTICES TO WARRANT HOLDERS. NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS CONFERRING UPON THE HOLDER OR HOLDERS THE RIGHT TO VOTE OR TO CONSENT OR TO RECEIVE NOTICE AS A SHAREHOLDER IN RESPECT OF ANY MEETINGS OF SHAREHOLDERS FOR THE ELECTION OF DIRECTORS OR ANY OTHER MATTER, OR AS HAVING ANY RIGHTS WHATSOEVER AS A SHAREHOLDER OF THE COMPANY. IF, HOWEVER, AT ANY TIME PRIOR TO THE EXPIRATION OF THE WARRANTS AND THEIR EXERCISE, ANY OF THE FOLLOWING EVENTS SHALL OCCUR:

         1. the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         2. the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         3. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing of the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

XIII. NOTICES. ALL NOTICES, REQUESTS, CONSENTS AND OTHER COMMUNICATIONS HEREUNDER SHALL BE IN WRITING AND SHALL BE DEEMED TO HAVE BEEN DULY MADE WHEN DELIVERED, TELECOPIED OR MAILED BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED:

                  1. If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  2.       If to the Company, to the address set forth in
                           Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

XIV. SUPPLEMENTS AND AMENDMENTS. THE COMPANY AND THE UNDERWRITERS MAY FROM TIME TO TIME SUPPLEMENT OR AMEND THIS AGREEMENT WITHOUT THE APPROVAL OF ANY HOLDERS OF WARRANT CERTIFICATES IN ORDER TO CURE ANY AMBIGUITY, TO CORRECT OR SUPPLEMENT ANY PROVISION CONTAINED HEREIN WHICH MAY BE DEFECTIVE OR INCONSISTENT WITH ANY PROVISIONS HEREIN, OR TO MAKE ANY OTHER PROVISIONS IN REGARD TO MATTERS OR QUESTIONS ARISING HEREUNDER WHICH THE COMPANY AND THE UNDERWRITERS MAY DEEM NECESSARY OR DESIRABLE AND WHICH THE COMPANY AND THE UNDERWRITERS DEEM NOT TO ADVERSELY AFFECT THE INTERESTS OF THE HOLDERS OF WARRANT CERTIFICATES.

XV. SUCCESSORS. ALL THE COVENANTS AND PROVISIONS OF THIS AGREEMENT BY OR FOR THE BENEFIT OF THE COMPANY AND THE HOLDERS INURE TO THE BENEFIT OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS HEREUNDER.

XVI. TERMINATION. THIS AGREEMENT SHALL TERMINATE AT THE CLOSE OF BUSINESS ON APRIL 19, 2008. NOTWITHSTANDING THE FOREGOING, THIS AGREEMENT WILL TERMINATE ON ANY EARLIER DATE WHEN ALL WARRANTS HAVE BEEN EXERCISED AND ALL THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE BEEN RESOLD TO THE PUBLIC; PROVIDED, HOWEVER, THAT THE PROVISIONS OF SECTION 7.5 SHALL SURVIVE SUCH TERMINATION UNTIL THE CLOSE OF BUSINESS ON APRIL 19, 2011.

XVII. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED IN SAID STATE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. THE COMPANY, THE UNDERWRITERS AND ANY OTHER REGISTERED HOLDER OR HOLDERS AGREE OF THE WARRANT CERTIFICATES (1) AGREE THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED EXCLUSIVELY IN NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK,
         (2) WAIVE ANY OBJECTION WHICH THE THEY MAY HAVE NOW OR HEREAFTER TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (3) IRREVOCABLY CONSENT TO THE JURISDICTION OF THE NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY SUCH SUIT, ACTION OR PROCEDURE. THE COMPANY, THE UNDERWRITERS AND ANY OTHER REGISTERED HOLDER OR HOLDERS OF THE WARRANT CERTIFICATES, WARRANTS OR THE SHARES FURTHER AGREE TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING IN THE NEW YORK STATE SUPREME COURT, COUNTY OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON THEM MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THEM IN ANY SUCH SUIT, ACTION OR PROCEEDING. IN THE EVENT OF LITIGATION BETWEEN THE PARTIES ARISING HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO COSTS AND REASONABLE ATTORNEY'S FEES.

XVIII. BENEFITS OF THIS AGREEMENT. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO GIVE TO ANY PERSON OR CORPORATION, OTHER THAN THE COMPANY AND THE UNDERWRITERS AND ANY OTHER REGISTERED HOLDER OR HOLDERS OF THE WARRANT CERTIFICATES, WARRANTS OR THE SHARES, ANY LEGAL OR EQUITABLE RIGHT, REMEDY OR CLAIM UNDER THIS AGREEMENT; AND THIS AGREEMENT SHALL BE FOR THE SOLE AND EXCLUSIVE

         BENEFIT OF THE COMPANY AND THE UNDERWRITERS AND ANY OTHER HOLDER OR HOLDERS OF THE WARRANT CERTIFICATES, WARRANTS OR THE SHARES.

XIX. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND EACH OF SUCH COUNTERPARTS SHALL FOR ALL PURPOSES BE DEEMED TO BE AN ORIGINAL, AND SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE BUT ONE AND THE SAME INSTRUMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


[SEAL]                                     NTN COMMUNICATIONS, INC.


                                           By:    /s/ Stanley B. Kinsey
                                              ----------------------------------
                                           Name:  Stanley B. Kinsey
                                           Title: Chief Executive Officer and
                                                  Chairman of the Board

Attest:


       /s/ Kendra S. Berger
--------------------------------------
Name:  Kendra Berger
Title: Chief Financial Officer
        and Secretary                      STARR SECURITIES, INC.


                                           By:         /s/ Martin Vegh
                                              ----------------------------------
                                           Name:  Martin Vegh
                                           Title:  President

                                           GUNNALLEN FINANCIAL, INC.


                                           By:         /s/ Howard Davis
                                              ----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (11) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (111) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                 5:00 P.M., NEW YORK TIME, ______________, 200_
No. W-                                                         ________ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that ________________ or registered assigns is the registered holder of _______ Warrants to purchase, at any time from ______________ until 5:00 P.M. New York City time on ______________, 200_ ("Expiration Date") up to _______ shares ("Shares") of fully-paid and nonassessable common stock, par value $.005 per share ("Common Stock"), of NTN Communications, Inc., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_____ per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ____________ ("Warrant Agreement") between the Company, Starr Securities, Inc. and GunnAllen Financial, Inc. Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or check, or in accordance with Section 3.2 of the Warrant Agreement.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:                                      NTN COMMUNICATIONS, INC.
       -------------------
                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

Attest:


----------------------------------
Name:
Title:
[SEAL]

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of _____________________ in the amount of $_______ all in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ____________________, whose address is _____________________ and that such Certificate be delivered to whose address is ___________________________.

[ ] The Undersigned hereby elects to exercise of the Warrants held by it in accordance with Section ___ of the Warrant Agreement dated ______________, 2000.

Dated:                            Signature: ___________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                        (Insert Social Security or Other
                          Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

                  (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:                            Signature:
                                            -----------------------------------
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)



                        (Insert Social Security or Other
                          Identifying Number of Holder)